Exhibit 23.1


                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-98947) of IntegraMed America, Inc. of our report dated February 14, 2003 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2003